                                                                       Ex (d)(5)

                      PRUDENTIAL PACIFIC GROWTH FUND, INC.

                             SUBADVISORY AGREEMENT

     Agreement made as of this 17th day of January, 2001 between Prudential Investments Fund Management LLC ("PIFM" or the "Manager") and Jardine Fleming International Management Inc. (the "Subadviser").

     WHEREAS, the Manager has entered into a Management Agreement, dated July 16, 1992 (the "Management Agreement"), with Prudential Pacific Growth Fund, Inc. (the "Fund"), a Maryland corporation and a diversified, open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which PIFM acts as Manager of the Fund; and

     WHEREAS, PIFM desires to retain the Subadviser to provide investment advisory services to the Fund and to manage such portion of the Fund as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

     WHEREAS, the Subadviser is licensed by the Hong Kong Securities and Futures Commission and is registered as an investment adviser.

     NOW, THEREFORE, the Parties agree as follows:

     1. (a) Subject to the supervision of the Manager and the Board of Directors of the Fund, the Subadviser shall manage such portion of the assets of the Fund as the Manager shall direct (the "Assets") and shall manage the composition of the Assets, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus(es) and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

           (i) The Subadviser shall, in relation to the Assets, determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

           (ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Articles of Incorporation, By-Laws and Prospectus of the Fund and with the written instructions and directions of the Manager and of the Board of Directors of the Fund delivered to the Subadviser, and will use reasonable efforts to manage the Assets so that the Fund will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder, except as may be authorized to the contrary by Board of Directors of the Fund. For the avoidance of doubt, investment objectives, policies and direction should not be deemed to have been breached as a result of changes beyond the Subadviser's control (including but not limited to change in price/value of assets). In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission.

          (iii) The Subadviser shall determine the Assets to be purchased or sold by the Fund, as applicable, and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Board of Directors may direct from time to time. In providing the Fund with investment advice, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. Consistent with its fiduciary duty to the Fund, the Subadviser and its associates shall have a discretion to effect, without prior reference to the Manager, either as principal or otherwise, transactions in which the Subadviser or any of its associates has directly or indirectly a material interest or a relationship of any description with another party which may involve a potential conflict with the Subadviser's duty to the Manager or the Fund. Neither the Subadviser nor its associates shall be liable to account to the Manager or the Fund for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions, nor will the Subadviser's fees be abated thereby unless otherwise provided. It is understood that Prudential Securities Incorporated or any broker or dealer affiliated with the Subadviser may be used as principal broker for securities transactions, but that no formula has been adopted for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities and futures contracts for the Fund with such brokers or futures commission merchants, subject to review by the Fund's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers or futures commission merchants may be useful to the Subadviser in connection with the Subadviser's services to other clients.

            On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

            (iv) The Subadviser shall maintain all books and records with respect to the Fund's portfolio transactions required by subparagraphs
         (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Fund's Board of Directors such periodic and special reports as the Directors may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Directors or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

            (v) The Subadviser shall provide the Fund's Custodian on each business day with information relating to all transactions concerning the portion of the Fund's Assets, and shall provide the Manager with such information upon request of the Manager.

            (vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, Subadviser and Manager understand and agree that if the Manager manages the Fund in a "manager-of-managers" style, the Manager will, among other things,
         (i) continually evaluate the performance of the Subadviser to each of the Fund's separate series through quantitative and qualitative analysis and consultations with such Subadviser (ii) periodically make recommendations to the Fund's Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated and (iii) periodically report to the Fund's Board regarding the results of its evaluation and monitoring functions. Subadviser recognizes that its services may be terminated or modified pursuant to this process.

            (vii) The Subadviser may with the prior written consent of the Manager delegate any of its functions, powers, discretions, privileges and duties under the terms of this Agreement to any of its associates (which shall have full powers of sub-delegation) and may provide information about the Manager and the Fund to any such associates.

           (viii) If the Subadviser considers that any investment objectives and policies and/or instructions received in relation thereto may not, from a compliance or system viewpoint, be capable of being fully observed, it shall promptly advise the Manager of the same with a view to arrive at a mutually acceptable modification to such investment objectives and policies. Before such modification to such investment objectives and policies and/or instructions is agreed between the parties, the Subadviser shall use its best endeavours to comply with such investment objectives and policies and/or instructions to the fullest extent that the Subadviser in its opinion considers possible.

           (ix) The Manager shall be responsible for the management of the its affairs or the affairs of the Fund for tax purposes.

           (x) For the avoidance of doubt, the Subadviser shall not be deemed to have breached its duty of confidentiality owing to the Manager if disclosures of information is required in order to facilitate the Subadviser carrying out its duties hereunder or is required by law or regulations or is requested by any investment exchanges or statutory, regulatory or governmental bodies having jurisdiction over the Subadviser or any of its associates.

            (xi) The Subadviser is authorized to rely on, may act on and treat as fully authorized by the Manager, any instruction or communication which purports to have been given (and which is accepted by the Subadviser in good faith as having been given) by or on behalf of the persons notified by the Manager from time to time to the Subadviser as being authorized to instruct it in respect of the Fund and, by whatever means transmitted and whether or not in writing and, unless the Subadviser shall have received written notice to the contrary, whether or not the authority of such person shall have been terminated. The Subadviser and its associates may use voice recording procedures in connection with all communications and any such voice record retained by the Subadviser and its associates will constitute conclusive evidence of such communications.

     (b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Directors or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

     (c) The Subadviser shall keep the Fund's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Manager all information relating to the Subadviser's services hereunder needed by the

     Manager to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser will surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Securities and Exchange Commission under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

     (d) The Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940 and other applicable state and federal regulations as the Manager may advise in writing from time to time.

     (e) The Subadviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and
     (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

     (f) The Subadviser will inform the Manager in writing within a reasonable time of any changes in the directors of the Subadviser, and of material changes to the information provided to the Manager under this Agreement.

     2. The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Manager warrants that the information set out in or provided pursuant to
     Schedule I hereto (the "Client Information Statements") and any other information provided from time to time to the Adviser are true, complete and accurate. The Manager agrees to promptly advise the Adviser in writing of any change to the information set out in the Client Information Statements or in this Agreement. The Manager further confirm that they have notice of the provisions and the risk disclosure statement as set out in Schedule II hereto and agree to be bound by the terms thereof.

     3. For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefore, a fee equal to the percentage of the Fund's average daily net assets of the portion of the Fund managed by the Subadviser as described in the attached Schedule III. The Subadviser shall be responsible for its own expenses in performing its duties hereunder but shall not be responsible for the expenses of the Fund. Without limiting the generality of the foregoing, the Subadviser shall not be responsible for brokerage commissions, transfer taxes or fees or custody fees of the Fund.

     4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement. The Manager agrees to fully indemnify the Subadviser on demand from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than those resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement) which may be imposed on, incurred by, or asserted against the Subadviser in performing its obligations or duties hereunder.

     The Subadviser agrees to fully indemnify the Manager on demand from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from the willful misfeasance, negligence, bad faith or reckless disregard of the obligations or duties hereunder on the part of the Subadviser, its directors, offers or employees.

     5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940
     Act) or upon the termination of the Management Agreement. Section 4 shall survive termination of this Agreement. Further, termination will not in any event affect accrued rights or existing commitments.

     6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees who may also be a Director/Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     7. During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

     8. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

     9. This Agreement shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


        PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC

        BY: /s/ Robert F. Gunia
            -------------------
            Executive Vice President



        JARDINE FLEMING INTERNATIONAL MANAGEMENT, INC.

        BY: /s/ Mark E. B. White
            --------------------
            Mark E. B. White
            Director

                               SCHEDULE I


                      Client Information Statements

1     Name(s) of the client (i.e. the         Prudential Investments Fund Management LLC
      Manager)

2     Nature of entity (i.e. Private or       REGISTERED INVESTMENT ADVISER TO OPEN-END MANAGEMENT COMPANIES
      public limited company, etc.)           (MUTUAL FUNDS)

3     Nature of the Manager's business        REGISTERED INVESTMENT ADVISER

4     Country of incorporation/establishment  NEW YORK LIMITED LIABILITY COMPANY

5     Registered office in country of                       100 MULBERRY STREET
      incorporation/establishment             Address       GATEWAY CENTER THREE, 14TH FLOOR
                                                            NEWARK, NEW JERSEY USA 07102
                                                            ATTENTION: SECRETARY

                                              Telephone no. (973) 802-2991   Fax no. (973) 367-8663

                                              Telex no.

6     Principal place of business in Hong
      Kong (if any)                           Address


                                              Telephone no.                  Fax no.

                                              Telex no.

7 Where applicable, the individual(s) who is/are the ultimate beneficial owner(s) of the share capital of the Manager, including a beneficiary holding an interest through a nominee or trust:

      Name                                    PRUDENTIAL PACIFIC GROWTH FUND, INC.
                                              100 MULBERRY STREET

      Address                                 GATEWAY CENTER THREE, 14TH FLOOR
                                              NEWARK, NEW JERSEY USA 07102
                                              ATTENTION: PRESIDENT

8     Will the account be operated under
      Power of Attorney?                      Yes / No   IF YES, PLEASE FURNISH SIGNED POWER OF ATTORNEY.

------------------------------------------------ ----------------------------------------------------------

9      Authorized signature(s) to operate the account

       Any one of the following individuals is authorized on behalf of the Manager to give oral and written instructions (i) in relation to the operation of the account maintained by the Manager with the Subadviser and (ii) to effect purchases, sales, holdings and other dealings in securities (including futures contracts and option contracts), funds or other investments:-

           Name (English and, where        Contact Telephone Number            Signature
             applicable, Chinese)
       Grace Torres                        (973) 367-7503                       /S/ GRACE TORRES

       Jeff Scarbel                        (973) 367-7496                       /S/ JEFF SCARBEL

       Jack Benintende                     (973) 367-1595                      /S/ JACK BENINTENDE

       Alma Mercado                        (973) 367-7483                       /S/ ALMA MERCADO

       Sadiq Peshimam'                     (973) 367-1220                        SADIQ PESHIMAM

10     Please dispatch trading confirmations to:-

       Name              Attention: Ellen Meigs & John Colvani, Prudential Group
                         State Street Bank & Trust

       Address           1 Heritage Drive, Quincy MA,  02171
                         Joseph Palmer Building, 4th Floor

       Telephone no.     (617) 985-3118                    Fax no. (617) 985-9797

       Telex no.
-------------------------------------------------------------------------------------------------

11    Documentation.  Please provide the following:

      x Certified copies of the Memorandum and Articles of Association, Certificate of Incorporation and Business Registration Certificate or other constitutional documents.

      x A certified copy of the board resolution relating to the execution of this Agreement and the appointment of authorized signatories;

      N/A A certified copy of the client's latest corporate record filed with the Company Registry at the place of incorporation;

      x     A copy of the audited accounts for the last financial year;

      See # 9 A list of signatories authorized to provide instructions on the account together with their relevant specimen signature cards and contact details (if not given above in section 9).

                                  SCHEDULE II

                           Risk Disclosure Statements

1    In respect of transactions in securities, please note that:-

     The price of securities can and does fluctuate, and any individual security may experience upward or downward movements, and may even become valueless. There is an inherent risk that losses may be incurred rather than profit made as a result of buying and selling securities.

2 In respect of transactions involving futures contracts or options, please note that:-

     The risk of loss in trading futures contracts or options can be substantial. In some circumstances, you may sustain losses in excess of your initial margin funds. Placing contingent orders, such as "stop loss" or "stop-limit" orders, will not necessarily achieve the desired results. Market conditions may make it impossible to execute such orders. You may be called upon at short notice to deposit additional margin funds. If the required funds are not provided within the prescribed time, your position will be liquidated. You will remain liable for any resulting deficit in your account. You should therefore study and understand futures contracts and options before you trade and carefully consider whether such trading is suitable in the light of your own financial position and investment objectives.

3 In respect of transactions in securities traded on the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited, please note that:-

     (a) The Growth Enterprise Market has been established as a market designed to accommodate companies to which a high investment risk may be attached. In particular, companies may list on the Growth Enterprise Market with neither a track record of profitability nor any obligation to forecast future profitability. There may be risks arising out of the emerging nature of companies listed on the Growth Enterprise Market and the business sectors or countries in which the companies operate.

     (b) There are potential risks of investing in such companies and you should make the decision to invest only after due and careful consideration. The greater risk profile and other characteristics of the Growth Enterprise Market mean that it is a market more suited to professional and other sophisticated investors.

     (c) Given the emerging nature of companies listed on the Growth Enterprise Market, there is a risk that securities traded on the Growth Enterprise Market may be susceptible to higher market volatility compared to securities traded on the Main Board and no assurance is given that there will be a liquid market in the securities traded on the Growth Enterprise Market.

     (d) The principal means of information dissemination on the Growth Enterprise Market is publication on the internet website operated by the Exchange. Companies listed on the Growth Enterprise Market are not generally required to issue paid announcements in gazetted newspapers. Accordingly, you need to have access to up-to-date information on the Growth Enterprise Market-listed companies as published on the Growth Enterprise Market website.

     (e) This risk disclosure statement does not purport to disclose all the risks and other significant aspects of the Growth Enterprise Market. You should undertake your own research and study on the trading of securities on the Growth Enterprise Market before commencing any trading activities.

     You should seek independent professional advice if you are uncertain of or have not understood any aspect of this risk disclosure statement or the nature and risks involved in trading of securities on the Growth Enterprise Market.

                            SCHEDULE III

                       INVESTMENT ADVISORY FEE

     The compensation to be received by the Subadviser under the Subadvisory Agreement is as follows:

             DAILY NET ASSETS                       FEE

             First $250 million                   .50 of 1%
             Over $250 million                    .45 of 1%

     PIFM will pay the Subadviser the subadvisory fee from the management fee that the Fund pays to PIFM under its Management Agreement.

     The investment advisory fee is based on aggregate assets under management of Prumerica Pacific Growth Fund and Prudential Pacific Growth Fund, Inc.